Exhibit 99.1

PRESS RELEASE

WELLPOINT HIGHLIGHTS 2007 ACCOMPLISHMENTS AND STRONG 2008 OUTLOOK AT

ANNUAL INVESTOR MEETING

The company’s leading market position — a combination of national scale and local depth — is expected to continue to generate strong growth and enhanced value for members.

Indianapolis, IN – December 11, 2007 – WellPoint, Inc. (NYSE: WLP) today hosted its 2007 investor conference in Westlake Village, California. During the meeting, WellPoint’s executive leadership team reviewed the company’s performance over the past year and offered detailed company guidance for 2008.

“Our accomplishments during 2007 reflect the superior value proposition WellPoint brings to the marketplace. During the year, WellPoint continued to deliver strong enrollment growth and expanded the services and value we offer to our members,” said Angela F. Braly, president and chief executive officer of WellPoint. “WellPoint also is improving our operational efficiency and reducing administrative costs as a percentage of revenue, while making strategic investments to grow our business in the future and provide superior service to our members.”

Some of the milestones WellPoint achieved in 2007 included:

•	Adding 704,000 members through the first nine months of the year, including providing policies to an estimated 280,000 members who previously had no health insurance.

•	Rolling out industry-leading consumer driven health plans to all customer segments.

•	Successfully completing several system migrations, resulting in lower technology production costs and improved information management capabilities.

•	Improving the selling, general and administrative expense ratio by 100 basis points during the first nine months of the year compared to the first nine months of 2006.

•	Introducing an Action Plan for the Uninsured, a comprehensive plan to help reduce the growing ranks of the uninsured through a blend of public and private initiatives.

•	Launching the Member Health Index, a first of its kind initiative designed to measure the improvement in the health of the company’s 34.8 million members.

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Launching the State Health Index, a unique collaboration between WellPoint and local and state health officials that measures our progress in living up to our commitments of improving the lives of the people we serve and the health of our communities.

•	Expanding availability of new consumer transparency tools, including AnthemCare Compare, 360° Health®, MyHealth Assessment, and a Medicare Part D Decision Tool.

•	Growing diluted EPS by 15% during the first nine months of the year.

•	Completing $4.6 billion in share repurchases through October 17, 2007, of the $5.0 billion previously authorized by the Board of Directors.

The Board of Directors authorized an additional $1.5 billion in share repurchases on October 27, 2007, and the Company expects to complete a total of $6.5 billion in share repurchases in 2007, subject to market conditions. On November 28, 2007, the Board authorized an additional $4.0 billion in share repurchases which the company expects to complete in 2008. The repurchases may be effected from time to time in the open market, through negotiated transactions and through plans designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended.

“In the coming year, our first priority is to keep an unrelenting focus on the customer through quality and cost initiatives that improve the care of our members while providing innovative and individualized health benefit plans that meet their needs throughout the continuum of life,” added Braly. “We are committed to using our resources to address the needs of the uninsured, and we will continue to be a leader in the health care reform debate, working closely with our public and private partners to find solutions to the major issues facing our health care system.”

Wayne DeVeydt, executive vice president and chief financial officer of WellPoint , said, “The financial model we have put in place continues to be validated by our strong earnings growth this year. We are confident that this growth will continue in the coming year as we reinvest in our business and continue our membership growth momentum, particularly in national accounts, senior, and local group markets. We also expect to continue to improve our efficiency by further executing on our system migration strategy and by standardizing service operations to reduce costs while providing excellent service to our members.”

DeVeydt provided the following specific guidance for 2008:

•	Net income is expected to be $6.41 per fully diluted share, representing growth of 15.3 percent over 2007 expectations.

•	Operating revenue is expected to total approximately $63.9 billion, or an increase of 6.1 percent when compared to 2007 expectations.

•	Medical enrollment is expected to reach 35.9 million, an increase of approximately 1.0 million members, or 2.9 percent, over 2007 expectations.

•	The benefit expense ratio is expected to decrease to approximately 81.6 percent, a decline of 40 basis points from 2007 expectations.

•	The SG&A expense ratio is expected to decrease to approximately 14.4 percent, an improvement of 30 basis points from 2007 expectations.

•	Cash flow from operations is expected to be approximately $4.4 billion in 2008, or 1.2 times net income.

A webcast of the investor conference will be available on http://www.wellpoint.com for a period of two weeks following the conference.

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Contacts:

Investor Relations	Media
Michael Kleinman, 317-488-6713	Shannon Troughton, 317-488-6789

About WellPoint, Inc.

WellPoint’s mission is to improve the lives of the people it serves and the health of its communities. WellPoint, Inc. is the largest health benefits company in terms of commercial membership in the United States. Through its nationwide networks, the company delivers a number of leading health benefit solutions through a broad portfolio of integrated health care plans and related services, along with a wide range of specialty products such as life and disability insurance benefits, pharmacy benefit management, dental, vision, behavioral health benefit services, as well as long term care insurance and flexible spending accounts. Headquartered in Indianapolis, Indiana, WellPoint is an independent licensee of the Blue Cross and Blue Shield Association and serves its members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as Blue Cross Blue Shield in 10 New York City metropolitan and surrounding counties and as Blue Cross or Blue Cross Blue Shield in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), Wisconsin; and through UniCare. Additional information about WellPoint is available at www.wellpoint.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document contains certain forward-looking information about WellPoint, Inc. (“WellPoint”) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not generally historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of WellPoint, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission (“SEC”) made by WellPoint; increased government regulation of health benefits, managed care and pharmacy benefit management operations; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; our ability to contract with providers consistent with past practice; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding the Medicare Part D Prescription Drug benefits program, including potential uncollectability of receivables resulting from processing and/or verifying enrollment (including facilitated enrollment), inadequacy of underwriting assumptions, inability to receive and process information, uncollectability of premium from members, increased pharmaceutical costs, and the underlying seasonality of the business; a downgrade in our financial strength ratings; litigation and investigations targeted at health benefits companies and our ability to resolve litigation and investigations within estimates; our ability to achieve expected synergies and operating efficiencies in the WellChoice, Inc. acquisition within the expected time frames or at all, and to successfully integrate our operations; our ability to meet expectations regarding repurchases of shares of our common stock; funding risks with respect to revenue received from participation in Medicare and Medicaid programs and the complex regulations imposed on Medicare fiscal intermediaries; events that result in negative publicity for the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our license with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations, applicable to our investment portfolios; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative affect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and our governing documents may prevent or discourage takeovers and business combinations; potential hedging activities in our common stock; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, WellPoint does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in WellPoint’s SEC reports.

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